Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

MOVA Pharmaceutical Corporation

and

Depomed, Inc.

TECHNOLOGY TRANSFER AND COMMERCIAL MANUFACTURING

AGREEMENT

THIS AGREEMENT is executed as of this 5th day of October, 2005 (the “Effective Date”), by and between MOVA Pharmaceutical Corporation (“MOVA”), a corporation organized under the laws of the Commonwealth of Puerto Rico, having its principal place of business at Caguas, Puerto Rico, and Depomed, Inc. (“DEPOMED”), a corporation organized under the laws of the State of California, having its principal place of business at 1360 O’Brien Drive, Menlo Park, California 94025.

WITNESSETH:

WHEREAS, MOVA is in the business of providing contract manufacturing services to the pharmaceutical industry and desires to provide such services to DEPOMED;

WHEREAS, DEPOMED desires to engage MOVA to provide certain of such services; and

WHEREAS, MOVA and DEPOMED have agreed upon a contract pursuant to which MOVA would provide manufacturing and packaging services for the Product (as hereinafter defined) for DEPOMED pursuant to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated as a substantive part of this Agreement, and in consideration of the performance of the mutual covenants and promises herein contained, MOVA and DEPOMED intending to be legally bound, agree as follows:

ARTICLE 1 – DEFINITIONS

The following terms have the following respective meanings:

1.1                               “AAA” shall have the meaning set forth in Article 17.

1.2                               “Act” shall have the meaning set forth in Section 15.1(d).

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1.3                               “Active Pharmaceutical Ingredient” or “API” shall mean the substance having the name of ciprofloxacin, HCl.

1.4                               “Affiliate” shall mean, with respect to either party, all corporations or other business entities that, directly or indirectly, are controlled by, control or are under the common control with that party. For this purpose, the meaning of the word “control” shall mean having the ability substantially to direct the affairs or management of an entity, including, but not be limited to,  ownership of more than fifty percent (50%) of the voting shares or interest of such corporation or other business entity.

1.5                               “Batch Records” shall mean the executed manufacturing instructions, the executed packaging order, the analytical testing results and any other manufacturing related document, such as deviation or investigation reports.

1.6                               “Certificate of Analysis” shall mean documented test results in written form executed by an authorized responsible person that demonstrate compliance to the Specifications.

1.7                               “cGMPs” shall mean the then current and applicable good manufacturing practice regulations established in 21 C.F.R. Parts 210 and 211, as amended and in effect from time to time and other applicable FDA policies and the Guide to GMP for Medicinal Products as promulgated under European Directive 91/356/EEC, as applicable and in effect from time to time during the term of this Agreement.

1.8                               “Confidential Information” shall have the meaning set forth in Section 7.1

1.9                               “Correspondence” shall have the meaning set forth in Article 19.

1.10                        “FDA” shall mean the United States Food and Drug Administration.

1.11                        “Forecast” shall have the meaning set forth in Section 3.2.

1.12                        “Initial Term” shall have the meaning set forth in Section 11.1.

1.13                        “Laboratory” shall have the meaning set forth in Section 5.4.

1.14                        “Latent Defect” shall mean a defect in the Product or the API that results in the Product not conforming to the Specifications and that was not discoverable with commercially reasonable inspection.

1.15                        “Materials” shall mean all materials necessary for the manufacture and packaging of the Product, including but not limited to labels, excipients, packaging components and raw materials, excluding the Active Pharmaceutical Ingredient.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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1.16                        “NDA” shall mean the New Drug Application(s) or Abbreviated New Drug Application, as the case may be, for the Product submitted to the FDA by DEPOMED, including any amendments and supplements thereto.

1.17                        “MOVA Facilities” shall mean the MOVA Pharmaceutical Corporation’s manufacturing facilities located in Caguas, Puerto Rico.

1.18                        “Product” shall mean those finished pharmaceutical products that contain Active Pharmaceutical Ingredient as its active ingredient.

1.19                        “Production Fee (s)” shall have the meaning set forth in Section 6.1.

1.20                        “Purchase Order” shall have the meaning set forth in Section 3.3.

1.21                        “Quality Agreement” shall mean the quality agreement attached hereto as Schedule D.

1.22                        “Section 335(a) or (b)” shall have the meaning set forth in Section 15.1(f).

1.23                        “Significant Deviation” shall have the meaning set forth in Section 5.4.

1.24                        “Specifications” shall mean the bulk drug specifications, the formulations, processing specifications, packaging specifications, packaging bills of material (BOMs), and finished product specifications that are set forth in Schedule A hereto for Product manufacturing, packaging and testing, and any revisions thereto. Specifications shall also include any specifications added to this Agreement by mutual written agreement of the parties during the term of this Agreement.

ARTICLE 2 – TECHNOLOGY TRANSFER

2.1                               Technology Transfer Complete. MOVA and DEPOMED hereby acknowledge that the technology transfer from DEPOMED to MOVA necessary for the manufacture of the Product under this Agreement has heretofore been completed.  All trial, demonstration, registration/stability and validation batches, to the extent required, have been performed, and DEPOMED has provided among other things HPLC developed residual test methods; developed methods for the API identification test for incoming purposes; developed methods for Finished Product and cleaning, and protocol and report for analytical methods validation.

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ARTICLE 3 – COMMERCIAL MANUFACTURING

3.1                               Commercial Manufacturing. Based upon the successful technology transfer referred to above, during the term of and subject to the terms and conditions of this Agreement, DEPOMED hereby grants MOVA the exclusive right to manufacture and package its requirements for [***] of the Product set forth on Schedule C, and MOVA hereby agrees to manufacture and package such requirements of Product for DEPOMED.  At such time as DEPOMED first seeks manufacturing services of a nature similar to those provided by MOVA under this Agreement to meet the need for Product supply in a country or geographical region, as the case may be, where Product has not previously been sold, DEPOMED shall offer to MOVA the opportunity to discuss its capabilities relating to such supply outside [***] and to make a proposal to DEPOMED in such regard.

3.2                               Forecasts. Manufacturing, packaging and delivery of Product to DEPOMED shall be conducted by MOVA in accordance with the following forecasting procedure. On or before the first day of each quarter during the term of this Agreement, DEPOMED agrees to provide MOVA with a written forecast of the required quantities for each strength and unit size of the Product,  that DEPOMED expects to purchase during each of the next twelve (12) months commencing January 1, 2006 (“Forecast”). DEPOMED shall advise MOVA of any significant changes in its estimated forecast of Products. Except as otherwise explicitly described herein, the quarterly Forecast shall be non-binding.  Notwithstanding the foregoing to the contrary, the initial Forecast shall be submitted to MOVA on or before October 1, 2005, and shall incorporate Product to be manufactured by MOVA under purchase orders submitted by DEPOMED to MOVA and pending at the Effective Date.

3.3                               Purchase Orders. During the term of this Agreement, not less than ninety (90) calendar days prior to each requested delivery date, DEPOMED will provide MOVA with firm purchase orders setting forth the quantities of Product ordered for each month (“Purchase Order”). The quantities indicated in the Purchase Order will be for not less than [***] and no more than [***]   of the total number of units of Product forecasted for such month, as provided to MOVA in the last quarterly Forecast prior to the placement of the Purchase Order. Within ten (10) calendar days from receipt of each Purchase Order, MOVA shall issue an order confirmation for such Purchase Order and shall notify DEPOMED of MOVA’s requirements for API to manufacture and package the quantities covered by the Purchase Order and the corresponding needs for each month of that quarter.    No Purchase Order, confirmation, shipping document or other document between the parties shall supplement or alter the terms set forth in this Agreement without the express written consent of the Parties.

3.4                               Supply of Materials for Commercial Manufacturing. MOVA shall purchase all Materials, except the Active Pharmaceutical Ingredient, required for the manufacture of

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Product from DEPOMED’s approved vendors, or vendors mutually agreed to in writing by the parties. MOVA shall not change any vendors of packaging components or excipient materials without previous notification to and written approval from DEPOMED. MOVA shall be responsible for sampling, inspecting, testing and releasing all excipient material, packaging materials and labels for Product.

3.5                               Supply of Active Pharmaceutical Ingredient. DEPOMED shall furnish to MOVA at MOVA’s plant in Caguas, Puerto Rico,  the Active Pharmaceutical Ingredient [***], in a timely manner, in such quantities as are necessary, as established in Section 3.3, to enable MOVA to manufacture and package the required quantities of Product in accordance with the Specifications in Schedule A hereto. All shipments of Active Pharmaceutical Ingredient shall be accompanied by a certificate of analysis from the Active Pharmaceutical Ingredient manufacturer confirming the identity, purity and compliance with the Active Pharmaceutical Ingredient Specifications covering such Active Pharmaceutical Ingredient. MOVA shall verify the quantity of each Active Pharmaceutical Ingredient lot, and will release the supplied material based on tests of conformance detailed in the Specifications for Active Pharmaceutical Ingredient approved by DEPOMED.  The failure of DEPOMED to supply API or any other item hereunder shall not give rise to a right to terminate this Agreement or to any cause of action by MOVA, but shall stand as sufficient justification for MOVA of its inability to deliver Product, without any further consequences to MOVA, to the extent it is a direct result of such failure to supply API by DEPOMED.

ARTICLE 4 – DELIVERY AND TITLE

4.1                               Shipment. MOVA shall deliver the Product, F.C.A., MOVA Facilities (Incoterms 2000) and ship it at [***], in accordance with DEPOMED’s written routing orders to DEPOMED’s designated distribution centers or warehouses. The Product shall be shipped by MOVA under conditions consistent with Product labeling, the Specifications and the type of transport to be established by DEPOMED. For each lot of Product shipped to DEPOMED by MOVA a Certificate of Analysis will be provided by MOVA.

4.2                               Title. Title and risk of loss to all Active Pharmaceutical Ingredient, all work in process to manufacture the Product, and all Product in the possession of, or under control or responsibility of, MOVA shall, at all times, remain in DEPOMED.  However, MOVA shall assume liability for any loss or damage relating to the foregoing due to MOVA’s negligence or willful misconduct.

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ARTICLE 5 – QUALITY

5.1                               Quality Control. MOVA shall ensure that all Product supplied to DEPOMED complies with the Specifications and has been manufactured in accordance with cGMP’s.  In addition, without limiting the foregoing, MOVA and DEPOMED shall comply with their respective obligations under the Quality Agreement.

5.2                               Test Reports and Certificates of Analysis. Prior to delivery to DEPOMED of each lot of Products supplied pursuant to this Agreement, MOVA shall test the Product in accordance with the Specifications. Each test report shall set forth the items tested, the Specifications, and the test results in a Certificate of Analysis for each batch or lot of Product delivered. MOVA shall send such Certificate of Analysis to DEPOMED at the time of the shipment of Products. With every shipment MOVA shall certify that each batch or lot has been manufactured and packaged in accordance with cGMP’s and with the Specifications.

5.3                               Modifications. DEPOMED will inform MOVA in writing of any modifications required to the Specifications. Any change in the manufacturing process by MOVA (such as changes in Specifications, raw material testing, quality controls, equipment, facilities, manufacture and/or packaging) shall be subject to DEPOMED´s prior written approval. In the event that there are changes in laws or regulations, cGMP’s, or the Specifications in a manner that increases or decreases, in the aggregate, the manufacturing cost on a per lot basis by more than [***] of the per unit price to DEPOMED, the entire corresponding change on a per unit price to DEPOMED shall be made to the Production Fees set forth in Schedule B, any other relevant document and the related schedules shall be revised.

5.4                               Deviations.  MOVA will diligently track all deviations associated with the Product.  MOVA shall be responsible for investigating, resolving, and documenting deviations from Batch Records and Specifications and reporting on such matters to DEPOMED promptly and regularly.  MOVA will notify DEPOMED of any Significant Deviations (as defined herein) within twenty-four (24) hours of occurrence according to written standard operating procedures approved in writing by DEPOMED.  MOVA shall ensure that appropriate investigations are conducted.  MOVA shall provide quality assurance approval for all investigations and corrective and preventive action plans, all of which shall be shared in advance with DEPOMED and shall be subject to the reasonable approval of DEPOMED.  For purposes of this Agreement a “Significant Deviation” shall mean any deviation: (i) resulting in an immediate or probable wide-ranging impact on GMP products, processes or systems in any facility where activities are conducted pursuant to this Agreement, (ii) which could result in significant Product safety or efficacy risks (e.g., sterility failure or data integrity issues), (iii) which would require notification to a regulatory authority, or (iv) which would otherwise be considered by reasonable quality assurance professionals to be significant.

5.5                               Rejection. DEPOMED shall have thirty (30) calendar days following the date on which DEPOMED actually receives a shipment of Product from MOVA to reject the

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same, because all or part of the shipment fails to conform to cGMP’s or the Specifications. For purposes of this Agreement, no claims due to Latent Defects shall be made after six (6) months after the expiration date of the Product. DEPOMED shall notify MOVA within thirty (30) calendar days following discovery of any Latent Defect not discoverable upon reasonable physical inspection. MOVA shall not be held responsible for reasons related to the carrier; provided MOVA has packed and shipped in accordance with applicable Specifications and followed DEPOMED’s other shipping instructions. A shipment of Product shall not be deemed received until actual receipt by DEPOMED, or third parties designated by DEPOMED in the Purchase Order, of both the Product with the appropriate shipping documents, and copies of the complete certificates of analysis relating thereto including, but not limited to, certification of manufacture in compliance with cGMPs and including any deviation report.  Any rejection shall be made effective by DEPOMED giving notice to MOVA specifying the manner in which all or part of such shipment fails to meet the aforementioned requirements. Upon rejection of a shipment of PRODUCT, DEPOMED may require at its option, rework in accordance with procedures spelled out in the applicable NDA, destruction or replacement of the shipment. Cost associated with such rework, destruction or replacement of shipment shall be borne by the Party responsible.  MOVA shall be so responsible for only those failures due to its negligence or willful misconduct.  For clarification purposes and by means of example, MOVA’s failure to follow the protocols agreed to by the parties, MOVA’s standard operating procedures, written instructions from DEPOMED not contrary to law, or cGMP regulations shall be deemed to constitute negligence on the part of MOVA.  If MOVA and DEPOMED fail to agree on the cause for such Product failure, the dispute may be referred to a Laboratory pursuant to Section 5.6 herein, and the finding of such Laboratory shall be determinative as to the cause for such failure.  When there has been no definitive determination of the cause for failure, whether following reasonable investigations by MOVA and DEPOMED or referral of a dispute to the Laboratory, each of MOVA and DEPOMED shall bear their respective costs of such failure.  DEPOMED shall not be entitled to payment from MOVA for lost raw materials and MOVA shall not be entitled to payment for services in manufacturing such failed Product.  If DEPOMED, due to the negligence or willful misconduct of MOVA, rejects a shipment before the date on which payment therefor is due pursuant to Sections 6.1 and 6.2 hereof, DEPOMED may withhold payment for that shipment or the rejected portion thereof. In the event that DEPOMED, due to the negligence or willful misconduct of MOVA, rejects a shipment or portion thereof within such thirty (30) calendar day period but after payment therefor has been made, DEPOMED shall be entitled to recoup the payment amount by, at DEPOMED’s election, MOVA issuing a prompt refund or DEPOMED offsetting such amount against the payment of future invoices for shipments of Product that may become due hereunder. Payments for all shipments or portions thereof that DEPOMED rejects but, did not have the right to reject, shall be paid to MOVA within fifteen (15) calendar days following the date on which such determination is made and DEPOMED shall bear the responsibility for any costs incurred by MOVA as a consequence of such rejection, including the destruction of the rejected lots.  Notwithstanding the foregoing, MOVA

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shall not destroy any rejected lots as to which there exists a dispute until such dispute has been resolved.  DEPOMED’s exclusive remedies under this Agreement for the delivery of Product not conforming to the Specifications, delivered without the required documentation, or not manufactured in accordance with cGMPs shall be as set forth in this Article 5, Section 9.1, Section 11.3, and Section 11.7.

5.6                               Disputes. Notwithstanding anything in this Agreement to the contrary, if MOVA disputes DEPOMED’s right to reject all or part of any shipment of the Product pursuant to the provisions of Section 5.4 hereof, and such dispute is not resolved by mutual agreement of the parties within sixty (60) calendar days, such dispute shall be resolved by the determination of a laboratory approved by both MOVA and DEPOMED that is compliant with FDA guidelines and regulations or an independent expert of recognized repute within the United States pharmaceutical industry, as applicable, mutually agreed upon by the parties (the “Laboratory”), the appointment of which shall not be unreasonably withheld or delayed by either party. The determination of the Laboratory shall be final and binding upon the parties. The fees and expenses of the Laboratory making the determination as well as all costs relating to the supply of defective Product shall be paid by the party against whom the determination is made.

5.7                               Defective Active Pharmaceutical Product. In the event that the Laboratory or MOVA determines that the failure of Product to meet Specifications is due to a defect in Active Pharmaceutical Product that could not have been reasonably discovered using the testing methods set forth in the Specifications, and contemplated by, this Agreement, MOVA shall be entitled to the Production Fees (as defined in Section 6.1) for (i) such finished Product, and (ii) the costs of the testing methods employed by MOVA to determine the defect in Active Pharmaceutical Product.

5.8                               Access to MOVA Facilities by DEPOMED Representatives. Upon reasonable advance notice, MOVA shall permit DEPOMED representatives to enter MOVA’s plant during regular business hours for the purpose of making quality control inspections of the facilities used in the manufacture of Product for DEPOMED, during the period of such use. Any DEPOMED representatives shall be advised of the confidentiality obligations of Article 7 and shall follow such security and facility access procedures as are reasonably designated by MOVA. MOVA may require that at all times the DEPOMED representative be accompanied by a MOVA representative and that the DEPOMED representative not enter areas of the facility used in production of the Product at times other than when the production is occurring to assure protection of MOVA or third party confidential information.

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ARTICLE 6 – PRODUCTION FEES AND PAYMENT

6.1                               Production Fees. DEPOMED shall pay MOVA for manufacturing finished Product in accordance with the fees set forth in Schedule B hereto (“Production Fee(s)”). [***]

6.1.1                     The Production Fees shall be adjusted [***].

6.2                               Invoices. MOVA shall invoice DEPOMED for the Production Fees on or after MOVA ships the subject Product and sends the manufacturing and testing records and deviation report, if any, for each lot of Product to DEPOMED. All invoices shall be due and payable within thirty (30) calendar days after the receipt of the invoice. If DEPOMED disagrees for any reason with the amount of any invoice submitted by MOVA, DEPOMED shall notify MOVA of such disagreement within fifteen (15) calendar days after receipt of such invoice, and the parties shall promptly attempt to resolve the difference. Any portion of the invoiced amount that is not in dispute shall be paid within thirty (30) calendar days after the original date of receipt of the invoice.

6.2.1 In the event that any Product manufactured in accordance with DEPOMED´s orders cannot be recommended for disposition by MOVA for a period of thirty (30) calendar days following completion of manufacturing and such delay arises from cause(s) which have been established to be other than the negligent or willful misconduct of MOVA or MOVA’s failure to fully comply with the manufacturing protocols and GMPs, MOVA may upon the expiration of such thirty (30) day period invoice DEPOMED for the applicable Production Fees and such invoice shall be due according to Section 6.2 hereof.

6.3                               Adjustments for Cost of Materials.  At any time during a calendar year when MOVA determines that its actual cost of Materials used in the manufacture of Product has increased or decreased in excess of [***] of the per unit prices set forth on Schedule B (or otherwise established) for either or both bulk and bottled Product, the price per unit of Product so affected shall be adjusted to give effect to the actual increase in cost or savings in the cost of Materials in excess of [***].  MOVA shall make such calculation on a per lot basis, but shall convert such calculation into the units expressed on Schedule B for proper comparison.  Such newly calculated prices shall take effect with the first lot of Material so affected.  Any such adjusted price shall remain in effect until next adjusted.  No adjustment shall be made in any calendar year when increases or decreases in the actual cost of Materials do not exceed [***], as described above.  In support of any adjustment to the prices of Product to DEPOMED made pursuant to this Section 6.3, MOVA shall disclose in writing to DEPOMED the costs of Materials before and after such adjustment.  MOVA shall keep complete and accurate records of such costs and shall allow DEPOMED or its representatives to audit such records.  MOVA shall use its best efforts to keep the cost of Materials at current levels while utilizing only those vendors approved by DEPOMED.

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ARTICLE 7 – CONFIDENTIAL INFORMATION

7.1                               Confidentiality. Any information or data (including but not limited to technical information, experience, or data) regarding either party’s formulations, plans, programs, plants, process, technical materials, products, production requirements, standard specifications, costs, equipment, operations, procedures, instructions or customers (all of which is herein referred to as “Confidential Information”) is the sole property of each respective party. Each party shall treat the other party’s Confidential Information in the same protective manner that it treats its own Confidential Information. Except as provided herein, the parties shall not during the term of this Agreement and for a period of five (5) years from the date of termination of expiration of this Agreement, use, or disclose to others, or permit their employees or agents to use or disclose to others Confidential Information which has heretofore come or hereafter may come within the knowledge of, or which has been or may hereafter be acquired or developed by the respective party, its employees or agents, in the performance of any services hereunder.  For the avoidance of doubt, manufacturing processes, analytical methods used in the manufacture of Product and test results shall be the Confidential Information of DEPOMED.  This paragraph shall not prevent either party from using or disclosing to others information:

(a)                                  that is known to the receiving party at the time it is disclosed by or obtained from the disclosing party, which knowledge can be established by competent evidence; or

(b)                                 that is in the public domain at the time of disclosure, or through no fault of the receiving party becomes available to the public;

(c)                                that lawfully becomes available to the receiving party from a source other than the disclosing party;

(d)                                 that a party can prove by written records dated prior to the date of disclosures hereunder that such information was independently developed by persons not engaged in activities hereunder and without regard to any information conveyed hereunder or arising in connection herewith; or

(e)                                  is required by law or court order or a judicial or administrative agency of competent jurisdiction to be disclosed, after maximum practicable notice by the Receiving Party to the Disclosing Party, provided that in each case the Receiving Party shall use its best efforts to limit such disclosure and maintain the confidentiality of such Confidential Information to the extent possible; or

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(f)                                    that is needed to be disclosed for the sole purpose of carrying out the responsibilities and obligations of this Agreement.

7.2                               Obligations Upon Termination. Upon termination of this Agreement, if requested, the receiving party shall deliver to the disclosing party all notes, drawings, blueprints, manuals, letters, notebooks, reports and other materials of or pertaining to the Confidential Information, including all copies thereof, and all other Confidential Information that is in the possession of or under the control of the receiving party, except for one copy which shall be maintained in the files of counsel for the sole purpose of assuring compliance with the continuing confidentiality obligations under this Agreement.

7.3                               Access Restriction. The parties shall restrict access to Confidential Information to as few as practicable of their employees and agents, and in all cases shall restrict such knowledge to only those employees and agents who are directly connected with the performance of the services hereunder.

7.4                               Equitable and other Injunctive Relief.  The Parties acknowledge and agree that disclosure, distribution, use or any other handling of the Confidential Information contrary to the terms of this Agreement will cause irreparable harm to the Party owning such Confidential Information for which damages at law will not provide an adequate remedy.  The Parties agree that the provisions of this Article 7 may be specifically enforced in addition to any and all other remedies available at law or in equity.

ARTICLE 8 – INDEMNIFICATION

8.1                               Indemnification by DEPOMED. DEPOMED shall indemnify, defend and hold MOVA, its Affiliates and their respective directors, officers, employees and agents harmless from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind asserted by third persons (except to the extent due to an act or omission of an indemnified party) that arise out of or are attributable to

(i) any material breach of this Agreement by DEPOMED; or

(ii) any negligence or willful misconduct on the part of DEPOMED, its employees, agents or representatives; or

(iii) any violation by DEPOMED of any intellectual property rights, including but not limited to, patent rights or any property rights of any third party related to the Product, except where such violation is attributable to MOVA.

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8.2                               Indemnification by MOVA. MOVA shall indemnify, defend and hold DEPOMED, its Affiliates and their respective directors, officers, employees and agents harmless from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind asserted by third persons (except to the extent due to an act or omission of an indemnified party) that arise out of or are attributable to:

(i) any material breach of this Agreement by MOVA; or

(ii) any negligence or willful misconduct on the part of MOVA, its employees, agents or representatives; or

(iii) any violation by MOVA of any intellectual property rights, including but not limited to, patent rights or any property rights of any third party related to the Product, except where such violation is attributable to DEPOMED.

8.3                             Consequential Damages. Under no circumstances whatsoever shall either party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or (ii) any other liability, damage, costs or expense of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of such damages.  The foregoing shall not be construed to limit payment of any amount due pursuant to either Section 8.1 or Section 8.2.

8.4                               Indemnification Procedures. Each Party shall notify the other promptly of any threatened or pending claim or proceeding covered by any of the above Sections in this Article 8 and shall include sufficient information to enable the other Party to assess the facts. Each Party shall cooperate fully with the other Party in the defense of all such claims. No settlement or compromise shall be binding on a party hereto without its prior written consent, whereas such consent shall not be unreasonably withheld or delayed.  The indemnitee, its Affiliates and their respective directors, officers, employees and agents shall cooperate fully with the indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the indemnitor.  The indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

8.5                               Insurance. During the term of this Agreement, each party shall maintain adequate product liability insurance. During the term of this Agreement, MOVA and DEPOMED shall each maintain comprehensive general liability insurance, including product liability. At the time of first commercial sale of

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Product manufactured pursuant to this Agreement, the insurance afforded by the parties shall be primary insurance with minimum limits of [***] per occurrence and an annual aggregate amount of [***]. Such insurance shall not be cancelled or modified without providing the other party at least thirty (30) calendar days prior written notice. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability.   If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

ARTICLE 9 – RECALLS

9.1                               Recalls. In the event (i) any government authority issues a request, directive or order that the Product be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) DEPOMED reasonably determines that the Product should be recalled, the parties shall take all appropriate corrective actions. In the event that such recall results from the manufacture, packaging, storage, testing and handling of the Product by MOVA and such recall or event is due to MOVA’s negligence or willful misconduct, MOVA shall be responsible for all expenses of recall. In all other cases, DEPOMED shall be responsible for the expenses of the recall. For the purposes of this Agreement, the expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product, and DEPOMED’s costs for the Product recalled. Marketing and advertising expenses associated with the goodwill of the Product subject to the recall shall not be included as an expense of recall and shall, in all instances, be borne by DEPOMED. The remedies set forth above shall constitute the sole remedy of each party under this Section 9.1.

9.2                               Recall Coordination. All coordination of any recall or field correction activities involving Product shall be handled by DEPOMED.

9.3                               Recall Records. Each of the parties shall maintain complete and accurate recall records of all the Product sold by it for such periods as may be required by applicable law, but in no event less than three (3) years after the date of the recall.

9.4                               Disputes. Any disputes, as between MOVA and DEPOMED, with regards to the quality of the Product shall be handled according to the provisions stated in Section 5.6 of this Agreement.

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ARTICLE 10 – RECORDS AND AUDITS

10.1                        Records and Retained Samples. During the term hereof, MOVA shall (i) prepare and maintain Batch Records and (ii) retain samples, properly stored, from each lot or batch of Products supplied by MOVA hereunder, sufficient to perform each quality control test specified in the Specifications at least twice. DEPOMED agrees to provide for such purpose all the information, processes, analytical methods, testing procedures, and any other information reasonably requested by MOVA and in the possession of DEPOMED necessary for manufacturing the Product in accordance with cGMP’s. MOVA agrees to provide DEPOMED upon release and delivery of the Product, copies of the analytical testing data such as Certificate of Analysis. MOVA agrees to provide DEPOMED copies of its executed Batch Records and related documents. Such records shall be available for audit by DEPOMED, and its designates, as well as FDA and foreign regulatory agencies, upon request. MOVA shall store the manufacture and analysis documentation for each batch of PRODUCT for the shelf life period of the respective batch and for two (2) years thereafter.

ARTICLE 11 – TERM AND TERMINATION

11.1                        Term. Subject to the termination provisions of Section 11.3, the initial term of this Agreement shall commence on the Effective Date and shall end on the fifth (5th) anniversary from regulatory approval of the first dosage form of the Product at MOVA’s Facilities, the (“Initial Term”). Thereafter, this Agreement shall be automatically renewed for an additional term of two (2) years unless one party gives notice to terminate twelve (12) months prior to the expiration of the Initial Term or any extension thereof.

11.2                        Termination due to Market Conditions. At any time after a period of two (2) years from the Effective Date, DEPOMED shall be entitled to terminate this Agreement, upon one hundred and eighty (180) days written notice to MOVA, if due to market conditions, the Product becomes commercially unfeasible and DEPOMED discontinues selling the Product. If DEPOMED subsequently elects to resume commercializing the Product, this Agreement shall once again take effect between the parties, and the parties shall meet in good faith to determine the procedure to follow in order for DEPOMED to resume the purchase of Product from MOVA and MOVA resume the supply of Product to DEPOMED.

11.3                        Termination. This Agreement may be terminated under the conditions stated herein:

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(a)                                  by either party by giving the other party written notice thereof if the other party fails to remedy and make good any breach in the performance of any condition or obligation under this Agreement after ninety (90) calendar days of the date of a written notice of breach is sent to the breaching party thereof, or if such breach cannot be reasonably remedied within such ninety (90) calendar day period; the party in default diligently commences and continues to remedy such breach; or

(b)                                 by DEPOMED by giving MOVA written notice of a breach of the Quality Agreement if MOVA fails to remedy and make good any breach in the performance of any condition or obligation under the Quality Agreement after ninety (90) calendar days of the date of a written notice of breach is sent to the breaching party thereof, or if such breach cannot be reasonably remedied within such ninety (90) calendar day period;

(c)                                  by either party if the other party is declared insolvent or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party, or the other party makes or executes any assignment for the benefit of creditors.

(d)                                 by DEPOMED, immediately, by giving MOVA written notice of such termination as a result of any debarment, whether actual or threatened, or any conviction which could result in debarment, whether it does so in fact or not; provided that if such circumstance relates to an individual, MOVA may avoid such termination by the immediate removal of such person from all tasks performed pursuant to this Agreement and replacement of such person by another qualified person.

11.4                        Effect of Termination. Upon termination of this Agreement for any reason MOVA shall furnish to DEPOMED a complete inventory of all stock on hand of work-in-progress for the manufacture of the Product and finished Product. Unless otherwise agreed to between the parties, all stock on hand as of the effective date of termination of this Agreement shall be dealt with promptly as follows:

(a)                                  Product manufactured and packaged pursuant to Purchase Orders from DEPOMED shall be delivered by MOVA to DEPOMED, whereupon DEPOMED shall pay MOVA therefor in accordance with the terms hereof;

(b)                                 Work-in-progress commenced by MOVA against Purchase Orders from DEPOMED shall be completed by MOVA and delivered to DEPOMED, whereupon DEPOMED shall pay MOVA therefore in accordance with the terms hereof; and

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(c)                                  Materials not necessary to complete 11.3(b) above but having been ordered or purchased by MOVA in accordance with DEPOMED´S then current twelve (12) months rolling forecast shall be disposed of by MOVA or returned to DEPOMED at DEPOMED’s option and expense. If MOVA terminates this Agreement under Section 11.3(a) herein, DEPOMED shall reimburse MOVA for MOVA’s actual cost of such raw materials purchased by MOVA in order to fulfill DEPOMED´s then current twelve (12) months rolling forecast. Additionally, DEPOMED shall reimburse MOVA for any fees charged to MOVA for the termination of such supply contracts for raw materials which MOVA can only use for the manufacture of Products. In all other events of termination and without prejudice to the above mentioned, the party having given reason to the termination shall bear the costs of disposal of raw materials and Active Pharmaceutical Ingredient.

11.5                        No Discharge of Obligations. Termination of this Agreement for any reason shall not discharge either party’s liability for obligations incurred hereunder and amounts unpaid at the time of such termination.

11.6                        Tooling. Upon any termination, MOVA shall after consultation with and upon request by DEPOMED deliver to DEPOMED or a third party designated by DEPOMED all tooling and equipment purchased and for which DEPOMED has remitted payment to MOVA, with delivery costs to be borne by DEPOMED.

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11.7                        Conversion to Non-Exclusive Rights. In the event that MOVA fails to deliver at least [***] of the Product volume per order for [***] consecutive months or [***] of the sum of the Product ordered during such [***] consecutive months (provided, that MOVA shall not be deemed to have failed to deliver any Product during a calendar month, if delivery of such Product occurs within five business days of the confirmed delivery date), for reasons other than those related to: (i) DEPOMED, including, failure to diligently place the corresponding purchase orders; (ii) DEPOMED’s failure to provide the Specifications or supplying Active Pharmaceutical Ingredient; or (ii) due to a Force Majeure Event (which shall be governed by Article 18); the exclusive manufacturing right granted to MOVA in Section 3.1 of this Agreement shall immediately, and with notice to MOVA, become non-exclusive entitling DEPOMED to place orders for the greater of (a) [***] of DEPOMED’S requirements for the Product, or (b) the quantity of Product not delivered by MOVA.  If DEPOMED exercises its right to use an alternative supplier hereunder, MOVA shall cooperate in good faith with DEPOMED’s reasonable requests relating to the provision of the Specifications, SOPs, analytical tests, procedures and all other applicable documents to the alternative supplier(s) designated by DEPOMED, which shall be entitled to use the same for DEPOMED.  The foregoing conversion shall not apply in the event that the reason for the delay or shortfall was due to a failure of supply of API by, or other fault of, DEPOMED.

ARTICLE 12 – REGULATORY MATTERS

12.1                        Regulatory Filings. DEPOMED shall be responsible for preparing and submitting all documents necessary for maintaining the NDA including without limitation adverse drug reaction reports and annual reports. MOVA shall use best efforts to assist DEPOMED in complying with any arising requirements of the FDA and any other regulatory authorities. MOVA agrees to comply with all reasonable commitments made in the NDA and any supplement thereto regarding MOVA’s manufacturing responsibilities as directed herein, provided that MOVA is notified of such responsibilities and given an opportunity to review such commitments with sufficient time prior to their being included in the submitted document by DEPOMED and provided they are not inconsistent with the then applicable Specifications. Any incremental costs as a result of the above are subject to the price adjustments as provided in Section 5.3 herein.

12.2                        Compliance. DEPOMED shall be responsible for compliance of the Specifications (including but not limited to the text and accuracy of any labeling required by DEPOMED) with FDA standards. MOVA shall be responsible for compliance of the manufacturing, processing, packaging procedures and testing procedures with FDA standards, including those pertaining to cGMPs. Each party will provide reasonable assistance to the other, at no charge, if necessary to respond to FDA audits, inspections, inquiries or requests concerning the Product. DEPOMED employees present at the

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facility shall at all times adhere to safety regulations, cGMPs and work schedule generally applicable to MOVA’s own employees, provided that such DEPOMED employees are notified of the same.

12.3                        Adverse Events Reporting and Product Information Requests.

(a)                                  Adverse Reaction Reporting. During the term of this Agreement, MOVA shall immediately but in any case within twenty-four (24) hours notify DEPOMED, by facsimile or telephone, of any adverse drug experience involving the Product that a responsible employee of MOVA becomes aware of.

(b)                                 Product Information Requests. Information concerning any complaints, inquiries and/or drug information requests from consumers, physicians, or other third parties regarding the Product shall be forwarded to DEPOMED within twenty-four (24) hours of MOVA’s receipt of the information and/or inquiry. DEPOMED shall respond to such complaints and inquiries, if necessary, in accordance with its usual and customary procedures. DEPOMED shall supply MOVA, for MOVA’s information purposes only, with copies of its standard response information for the Product as well as any updates thereto.

(c)                                  Governmental Reports. DEPOMED shall be responsible for filing with the FDA any required adverse reaction reports that it receives directly from third parties and any adverse reaction reports that it receives through MOVA.

12.4                        Cooperation. The parties expect that any information concerning the Product required by the FDA will be submitted by DEPOMED. If MOVA is required to submit to the FDA any information concerning the Product as part of a FDA inspection or audit in connection with the manufacture of the Product, DEPOMED will provide to MOVA such documentation, data and other information as MOVA may require for submission to the FDA. DEPOMED shall also provide, if required by the FDA, information concerning its quality control procedures and marketing of the Product and any other information reasonably requested by FDA. DEPOMED shall provide its reasonable cooperation and consultation to MOVA in addressing any issue raised by FDA concerning manufacture of the Product.

12.5                        Compliance Audits. MOVA shall permit representatives of DEPOMED to conduct audits to confirm MOVA’s compliance with cGMPs and Specifications upon reasonable advance notice and subject to the provisions of Article 7. MOVA shall notify DEPOMED within twenty-four (24) hours after it receives notice of an FDA audit or inspection involving the Product, any component thereof, or any portion of MOVA’s facility used or likely to be used in connection with the activities of MOVA to be conducted under this Agreement, and shall allow DEPOMED to be present and to participate in any such inspection.  In each such case, whether or not DEPOMED

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attended such audit or inspection provide to DEPOMED copies of any resulting document of action (FDA Form 483 inspection observation report, regulatory letters, etc.) resulting from these audits, which pertains to the Product, any component thereof, or any portion of MOVA’s facility used or likely to be used in connection with the activities of MOVA to be conducted under this Agreement, within two (2) calendar days after receipt. Should either MOVA or DEPOMED receive any such document of action, it shall so notify the other within two (2) business days after receipt and shall provide to the other an opportunity to the extent feasible under the circumstances, to provide input to any response to any such document of action.

ARTICLE 13 – INTELLECTUAL PROPERTY

13.1                        Trademarks and Labeling. MOVA shall affix labeling to the Product as specified in the Specifications. That labeling shall bear one or more trademarks to be designated by DEPOMED. Nothing contained herein shall give MOVA any right to use any DEPOMED trademark except on Product for DEPOMED, and MOVA shall not obtain any right, title or interest in any DEPOMED trademark by virtue of this Agreement or its performance of services hereunder.

13.2                        No Rights Granted. Nothing in this Agreement shall grant, directly or indirectly, any rights to either party to any technology, information or intellectual property owned by, possessed by or licensed to the other party at the time of signing of this Agreement.

ARTICLE 14 – RELATIONSHIP OF PARTIES

14.1                        Independent Contractors. It is not the intent of the parties hereto to form any partnership or joint venture. Each party shall, in relation to its obligations hereunder, act as an independent contractor, and nothing in this Agreement shall be construed to give such party the power or authority to act for, bind or commit the other party in any way whatsoever.

14.2                        Public Statements. MOVA and DEPOMED each agree not to disclose the terms of this Agreement in any public statements, whether oral or written, including but not limited to shareholder reports, communications with stock market analysts, statements to other customers or prospective customers, press releases or other communications with the media, or prospectuses, without the other party’s prior written consent, which shall not be unreasonably withheld or delayed, or as required by applicable law. If possible, each party shall give the other at least five (5) calendar days advance written notice of a disclosure required by applicable law and will cooperate with the other party to minimize the scope and content of such disclosure.

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ARTICLE 15 – WARRANTIES

15.1                        MOVA’s Warranty. MOVA hereby represents and warrants as follows:

(a)                                  The Product shall conform with the Specifications as set out in Schedule A at the time of delivery to a common carrier pursuant to Section 4.1.

(b)                                 MOVA shall comply in all material respects with any law, regulation, ordinance, order, injunction, decree or requirement applicable to the manufacture of the Product (including cGMPs).  For purposes of this Section 15.1(b), and without limiting the foregoing sentence, any failure to comply with any such law, regulation, ordinance, order, injunction, decree or requirement that exposes DEPOMED to any sanction or liability, or prevents DEPOMED from using the Product as intended, shall be deemed to be a material non-compliance.

(c)                                  MOVA shall maintain all required governmental permits, licenses, orders, applications and approvals regarding the manufacturing of the Product, and MOVA shall manufacture Product in accordance with all such permits, licenses, orders, applications and approvals. Any expenses incurred to obtain special permits for Product that MOVA would not have to acquire absent this Agreement will be reimbursed by DEPOMED.

(d)                                 Product shall, at the time it is shipped to DEPOMED (i) not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”) as amended, or within the meaning of any applicable State or municipal laws in the U.S.A. and (ii) not be articles that may not, under the Act or any other applicable law, statute or regulation, be introduced into interstate commerce.

(e)                                  MOVA has full authority to enter into this Agreement, that it has been granted full rights and license to manufacture the Product under all relevant U.S. patents, to the extent applicable, and that nothing contained in any other agreements prohibits or restricts MOVA from entering into any part of this Agreement.

(f)                                    MOVA represents as of the date of this Agreement and continuously during the term of this Agreement that it and its employees, affiliates, and agents have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act (“Section 335(a) or (b)”).  MOVA represents that it has never been and, to the best of its knowledge after due inquiry, none of its employees, Affiliates, or agents has ever been (i) threatened to be debarred or (ii) indicted for

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a crime or otherwise engaged in conduct for which a person can be debarred, under Section 335(a) or (b).  MOVA agrees that it will promptly notify DEPOMED in the event of any such debarment, conviction, threat, or indictment.

15.2                        DEPOMED’s Warranty. DEPOMED hereby represents and warrants as follows:

(a)                                  The Active Pharmaceutical Ingredient shall, to the best of DEPOMED’s knowledge, at the time it is shipped to MOVA, (i) not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act (“the Act “) or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act; (ii) not be articles that may not, under the Act or any other applicable law, statute or regulation, be introduced into interstate commerce,  (iii) comply with its specifications as provided by DEPOMED and (iv) to the best of DEPOMED’s knowledge, the use of the Active Pharmaceutical Ingredient for the manufacture of the Product does not infringe third party intellectual property rights.

(b)                                 As of the time that any Product produced hereunder is sold, DEPOMED will own all rights to the Product trademarks and the Product labeling will meet regulatory requirements.

(c)                                  The manufacture, marketing and sale of the Product by or on behalf of DEPOMED or its customers shall not, to the best of DEPOMED’s knowledge, infringe any patent, trademark, trade secret or other proprietary right of any third person.

(d)                                 DEPOMED has full authority to enter into this Agreement, that it has been granted full rights and license to manufacture and sell the Product under all relevant U.S. patents, to the extent applicable, and that nothing contained in any other agreements prohibits or restricts DEPOMED from entering into any part of this Agreement.

(e)                                  All material safety data sheets and other raw material, Active Pharmaceutical Ingredient or any data supplied by DEPOMED to MOVA are accurate to the best of DEPOMED’s knowledge. The parties understand that MOVA will not do analysis to verify the accuracy of such DEPOMED supplied data.

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15.3                        No Implied Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, MOVA AND DEPOMED MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, IN THE CASE OF MOVA, ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 16 – ASSIGNMENT

Except as set forth in this Article, this Agreement, and all rights and obligations hereunder, are personal to MOVA and shall not be assigned in whole or in part by MOVA to any other person or company without the prior written consent of DEPOMED, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, MOVA shall be entitled to assign this Agreement to an Affiliate whose performance is guaranteed by MOVA or to a party which is the successor to, or the assignee of, all or substantially all of MOVA’s pharmaceutical business; provided, however, that any such successor or assignee has agreed in writing to assume all of MOVA’s obligations under this Agreement.  DEPOMED may, without the consent of MOVA, assign this Agreement provided, however, that DEPOMED shall give prior written notice of any assignment to MOVA. Any assignee of DEPOMED to which it has sold or licensed rights to manufacture, market or sell the Product in the Territory, which has assumed all of DEPOMED’s obligations hereunder must be qualified and shall have (i) a financial condition at the time of assignment at least comparable to that of DEPOMED as of the Effective Date, and (ii) has neither been debarred by the FDA nor is otherwise subject to an order of the FDA or a court of competent jurisdiction which would prevent it from performing the obligations of DEPOMED hereunder.  In the event of any assignment pursuant to the provisions of this Article, the assigning party shall have no further obligations hereunder except:  (i) to the extent the same has accrued prior to such assignment or (ii) pursuant to the guarantee obligation set forth above.  The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

ARTICLE 17 – GOVERNING LAW AND DISPUTE RESOLUTION

Any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof shall be settled, if possible, through good faith negotiation between the parties. Such good faith negotiations shall commence promptly upon a party’s receipt of notice of any claim or dispute from the other party and continue for a period of sixty (60) calendar days.

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If such efforts are not successful, such controversy, claim or dispute relating to, arising out of, or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Agreement, except as otherwise expressly provided in this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico without reference to any rules of conflicts of law or renvoi. Disputes shall be resolved through arbitration before three (3) arbitrators. Such arbitration shall take place in the vicinity of the non-triggering Party, and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Within seven (7) calendar days of either party making a demand for arbitration (or longer if the parties so agree), DEPOMED and MOVA shall each select one (1) arbitrator. A third arbitrator shall be selected by the arbitrators selected by the parties within thirty (30) calendar days of the demand for arbitration. In the event that either party shall fail to appoint its arbitrator, or the two arbitrators selected by the parties fail to appoint the third arbitrator, in either case within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. The determination of a majority of the panel of arbitrators shall be the decision of the arbitrators and shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration; said determination shall be enforceable by any court of competent jurisdiction. Each party shall pay for the arbitrator it selects with the cost of the third arbitrator being split equally between the parties. All other costs shall also be split equally between the parties. Either party may enter any arbitration award in any court having jurisdiction or may make application to any such court for a judicial acceptance of the award and order of enforcement, as the case may be. The parties’ agreement to submit to arbitration referred to herein shall in no way prevent either party from exercising its right to terminate this Agreement consistent with the terms herein.

ARTICLE 18 – FORCE MAJEURE

Neither party shall be liable to the other for default or delay in the performance of its obligations under this Agreement, if such default or delay shall be caused directly or indirectly by accident, fire, flood, riot, war, weather, act of God, embargo, strike, failure or delay of usual sources of supply of materials, or delay of carriers or governmental orders or regulations, or complete or partial shutdown of plant by any of the foregoing causes or other causes beyond its reasonable control, provided the same are not due to the negligence or willful misconduct of such party and provided further that any such default, delay or failure shall be remedied by such party as soon as possible after the removal of the cause of such default, failure or delay. Obligations to pay amounts due under this Agreement shall not be subject to the forestated excuses.  If due to force majeure MOVA is unable to supply DEPOMED with the Product for a period exceeding one hundred and

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twenty (120) days then DEPOMED shall have the right to terminate this Agreement without further cost and with immediate effect and upon written notice to MOVA.  At the end of the first sixty (60) days during the persistence of the force majeure event MOVA shall reasonably determine whether it will be able to resume supplying Product at the end of such one hundred and twenty (120) days period and notify DEPOMED in writing of such assessment.  If MOVA has concluded that it will be unable to resume supplying Product at the end of such period, DEPOMED shall have the right to terminate this Agreement upon thirty (30) days written notice to MOVA without further cost.   MOVA will provide reasonable assistance during the technology transfer for the Product upon termination due to force majeure.

ARTICLE 19 – NOTICES

Unless otherwise provided herein, any notice required or permitted to be given hereunder or any proposal for any modification of this Agreement (hereinafter collectively referred to as the “Correspondence”) shall be faxed, mailed by overnight mail, mailed by certified mail, postage prepaid, or delivered by hand to the party or the individual to whom such Correspondence is required or permitted to be given hereunder. If mailed, any such Correspondence shall be deemed to have been given five (5) business days from the date mailed, as evidenced by the postmark at the point of mailing. If delivered by hand or fax, any such Correspondence shall be deemed to have been given when received by the party to whom such Correspondence is given, as evidenced by written and dated receipt of the receiving party.

All correspondence to MOVA shall be addressed as follows:

MOVA Pharmaceutical Corporation

P.O. Box 8639

Caguas, Puerto Rico 00726

Attention: President

Facsimile: (787) 258-1794

with a copy to:

Patheon, Inc.

7070 Mississauga Road, Suite 350

Mississauga ON L5N 7J8

Attention:   General Counsel

fax:        (905) 812-6613

All correspondence to DEPOMED shall be addressed as follows:

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Depomed, Inc.

1360 O’Brien Drive

Palo Alto, California 94025

Attention: Vice President, Operation

Facsimile: (650) 462-9993

with a copy to:

Heller Ehrman LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, California 92122

Attention:  Richard A. Kaufman, Esq.

Facsimile:  (858) 450-8499

Either party may change the address to which any correspondence to it is to be addressed by notification to the other party as provided herein.

ARTICLE 20 – CAPTIONS

The captions in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

ARTICLE 21 – SEVERABILITY

Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

ARTICLE 22 – WAIVER

No failure on the part of either party hereto to exercise, and no delay in exercising, any right, privilege or power hereunder shall operate as a waiver or relinquishment of the provision giving rise thereto; nor shall any single or partial exercise by either party hereto of any right, privilege or power hereunder preclude any other further exercise thereof, or the exercise of any other right, privilege or power.

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ARTICLE 23 – SURVIVAL

The provisions of Articles 1, 7 through 10, Sections 11.4, 11.5, 11.6, 11.7, 12.4, 12.5, Articles 13 through 14, 18 through 23 and 24 shall survive the termination or expiration of this Agreement.

ARTICLE 24 – ENTIRE AGREEMENT

This Agreement, together with the Schedules hereto constitute the complete and exclusive Agreement between the parties hereto with reference to the subject matter hereof, and no statement or agreements, oral or written, made prior to or at the signing hereof shall vary or modify the written terms hereof, and neither party shall claim any modification or rescission from any provision hereof unless such modification or rescission is in writing, signed by the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

MOVA Pharmaceutical Corporation		Depomed, Inc.
Name:	/s/ Clive Bennett	Name:	/s/ John N. Shell
Title: Presendente & COO		Title: Vice President, Operations
Date: October 5, 2005		Date: October 18, 2005

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule A

Specifications

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule B

Commercial Production Fees

1.                                      Per unit prices

The prices of Product are as follows:

(a) Bulk Tablets (not packaged) in 25 kilogram drums

or in other suitable bulk container:

[***]

(b) Tablets in bottles of 50:

[***]

2.                                      Price Adjustments

[***]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule C

Commercial Volumes

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule D

Quality Agreement

[TO BE INCLUDED AS SOON AS PRACTIBLE]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.